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                                                                 Exhibit 10.15.4


                    NON-NEGOTIABLE UNSECURED PROMISSORY NOTE



     $500,000.00                                                  March 10, 1999



     FOR VALUE RECEIVED, Daniel F. Akerson, an individual residing at 1100 Mill Ridge, McLean, Virginia 22102 ("Executive"), promises to pay to Unrestricted Subsidiary Funding Company, a Delaware corporation ("USF Co."), or to any corporation controlled by Nextel Communications, Inc., a Delaware corporation ("NCI") and the parent of USF Co., that is designated by USF Co. (USF Co. or its designee, the "Company") at its offices located at 1505 Farm Credit Drive, McLean, Virginia 22102 (or at such other location as the Company may advise Executive in writing prior to the relevant payment date(s)), the principal sum of Five Hundred Thousand Dollars ($500,000.00), in lawful money of the United States, together with simple interest at an annual rate of 4.75%, calculated on the basis of a 360 day year having twelve equal 30 day months. Accrued interest shall be payable annually on each March 10 (beginning March 10, 2000) and the entire principal amount hereof, together with all accrued and unpaid interest thereon (from and including the most recent interest payment date to and excluding the date of payment thereof), shall be due and payable in full on March 10, 2002 (the "Due Date"), unless such amounts shall have been forgiven, and Executive shall have been discharged from his payment obligations hereunder, prior to such Due Date as provided below. Executive shall be entitled to make any prepayment and/or partial payment of any principal and/or interest amount due under this Note at any time without needing to seek or obtain the consent of the Company thereto, and the amounts due under this Note, and accrual of interest thereon, if relevant, shall be appropriately adjusted to reflect any such prepayment or partial payment, as the case may be.

     If Executive's employment by NCI should be terminated prior to the Due Date for any reason, including, without limitation, voluntarily by Executive, or by NCI with or without cause, then the entire principal amount outstanding hereunder as of the time of such termination of employment, and all accrued and unpaid interest thereon, shall be forgiven completely and unconditionally (subject to Executive's obligations to satisfy any


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tax liability arising from or relating to such forgiveness of amounts due hereunder, as provided below), automatically and without need of any action on the part of either Executive or the Company, and thereupon Executive shall be discharged from all other or further payment obligations hereunder of any type, character or amount. In consideration of such forgiveness and discharge, Executive agrees to be solely responsible for, and to hold each of the Company and NCI harmless from and against, any federal, state, local or other income or other tax liability that arises upon or by reason of the forgiveness of any amounts due on or in respect of this Note.

     This Note is an unsecured obligation of Executive, is non-negotiable (but shall be assignable by USF Co., without the need to seek or obtain Executive's consent, to any entity designated by USF Co. as the Company), shall be binding on and inure to the benefit of Executive, his heirs, administrators, executors and legatees, and shall be binding on and inure to the benefit of the Company and its successors.

     Executive hereby waives presentment for payment, notice of dishonor, protest and notice of protest. This Note is executed by Executive in, and shall be subject to and governed by the internal substantive laws (without regard to principles of conflicts or choices of laws thereof) of, the Commonwealth of Virginia.

     IN WITNESS WHEREOF, Executive has executed and delivered, and the Company has acknowledged and delivered, this Note on the date first above written.


     /s/ Daniel F. Akerson
     ----------------------------
     Daniel F. Akerson

                                         Acknowledged:

                              UNRESTRICTED SUBSIDIARY FUNDING COMPANY


                              By: /s/ Thomas J. Sidman
                                  --------------------------------
                                  Thomas J. Sidman, Vice President